EXHIBIT 11

18012 Sky Park Circle, Suite 200 Irvine, California 92614 tel 949-852-1600 fax 949-852-1606 www.rjicpas.com

Consent of Independent Registered Public Accounting Firm

We consent to the inclusion in the Post-Qualification Amendment No. 4 t to Form 1-A of Andrew Arroyo Real Estate Inc. (the “Company”) of our report dated December 6, 2023, relating to the financial statements of the Company as of and for the year ended December 31, 2022.

/s/ Ramirez Jimenez International CPAs

Irvine, California

December 20, 2023